                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Prospectus Supplement and Registration Statement of Telephone and Data Systems, Inc. of our report dated January 29, 1997 (except with respect to the matter discussed in Note 16, as to which the date is February 4, 1997) on the consolidated financial statements of Telephone and Data Systems, Inc. and Subsidiaries, incorporated by reference in the Telephone and Data Systems, Inc. Form 10-K for the year ended December 31, 1996 and to the incorporation by reference in this Prospectus Supplement of our report dated January 29, 1997, (except with respect to the matter discussed in Note 16, as to which the date is February 4, 1997) on the financial statement schedules of Telephone and Data Systems, Inc., included in the Telephone and Data Systems, Inc. Form 10-K for the year ended December 31, 1996. We also consent to the incoporation by reference of our reports dated December 15, 1997 on the financial statements of the United States Cellular Group, the TDS Telecommunications Group, the Aerial Communications Group and the TDS Group for the year ended December 31, 1996, and our report dated January 29, 1997 (except with respect to the matters discussed in Note 16 and Note 17, as to which the date is December 15, 1997) on the consolidated financial statements of Telephone and Data Systems, Inc. and Subsidiaries for the year ended December 31, 1996, included in the Telephone and Data Systems Inc. Proxy Statement/Prospectus dated December 18, 1997. We also consent to all references to our Firm included in this Prospectus Supplement and Registration Statement.

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Chicago, Illinois
February 2, 1998